Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated April 17, 2026 relating to the Common Stock, $0.0001 par value, of Immunic, Inc. shall be filed on behalf of the undersigned.

AVIDITY PARTNERS MANAGEMENT LP By: Avidity Partners Management (GP) LLC, its general partner By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY PARTNERS MANAGEMENT (GP) LLC By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY CAPITAL PARTNERS FUND (GP) LP By: Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY CAPITAL PARTNERS (GP) LLC By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

AVIDITY PRIVATE MASTER FUND I LP By: Avidity Capital Partners Fund (GP) LP, its general partner By: Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Name: Michael Gregory
Title: Managing Member

MICHAEL GREGORY By: /s/ Michael Gregory